Exhibit 99.2 - Joint Filer Information
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Name:  S.A.C. Capital Advisors, Inc.

Address:  72 Cummings Point Road, Stamford CT 06902

Designated Filer:  S.A.C. Capital Advisors, L.P.

Issuer & Ticker Symbol:  USA Technologies, Inc.  ("USAT")

Date of Event Requiring Statement:  January 1, 2009